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                                                                    EXHIBIT 99.1

                     [SUN HYDRAULICS CORPORATION LETTERHEAD]


FOR RELEASE: Immediately

Contact:
Richard K. Arter           Investor Relations                 941-362-1200
Richard J. Dobbyn          Chief Financial Officer            941-362-1200

                           SUN HYDRAULICS CORPORATION

                     HOLDS FIRST ANNUAL SHAREHOLDERS MEETING

                       DECLARES SECOND QUARTERLY DIVIDEND

                          COMPLETES CAPACITY EXPANSION


SARASOTA, FLA, June 23, 1997-- At its first annual meeting of shareholders since its initial public offering in January 1997, Sun Hydraulics Corporation (NASDAQ:SNHY) announced a $0.035 per share dividend on its common stock, payable in July 15, 1997, to shareholders of record on July 3, 1997.

The meeting took place June 21, 1997, in the company's new 60,000 square foot Sarasota manifold facility and was attended by more than 80 shareholders. Clyde Nixon, president and chief executive officer, commented that worldwide demand levels continue to be very strong and outpace increasing shipments.

"The strong demand rate is not all good news for Sun," Nixon said. "Our backlog has grown and shipments are not increasing fast enough to offer the level of service Sun has historically






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provided its customers. The implementation of manufacturing systems in the new
U.S. manifold plant, and the hiring and training of new personnel, has slowed the rate of production increase at both U.S. facilities.

"To improve the reliability of our lead times and the coordination among all of our facilities, we are consolidating some order entry and scheduling functions with the U.S. cartridge operation. We believe that these measures will provide more accurate information for our customers and give us more time to integrate our computer systems.

"From a personnel standpoint, publicity from our initial public offering has helped increase interest in employment at Sun Hydraulics. At the same time, we are bringing in additional outside resources to expand our capability to interview and train new employees.

"In spite of the challenges accompanying the company's capacity expansion and new systems, the implementation of cellular production in the U.S. cartridge facility has resulted in significant production volume increases as planned. Overall, we expect our second quarter shipments to be strong.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota, Florida, Coventry, England and Erkelenz, Germany, is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for global mobile and industrial




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markets. In January 1997, the Company reorganized its capital structure and completed a public offering of 2,300,000 shares of common stock at $9.50 per share.

Certain statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Because such statements regarding the intent, belief or current expectations of the Company, its Directors or its Officers involve risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Risks and uncertainties include, but are not limited to, changing economic conditions, changes in capital markets, changes in or the failure to comply with governmental regulations, and the impact of competitive products and pricing. Further information relating to factors that could cause actual results to differ from those anticipated is included in but not limited to information under the heading "Risk Factors" in the Form S-1 Registration Statement and Prospectus for the Company's initial public offering, effective January 9, 1997 (SEC File No. 333-14183), and "Business" in the Company's Form 10-k for the year ended December 31, 1996, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended March 31, 1997.




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